Exhibit 99.1

PRESS RELEASE

Level 3 Reports Second Quarter 2016 Results

Second Quarter 2016 Highlights

•                  Reaffirming Adjusted EBITDA and Free Cash Flow outlook for the full year 2016

•                  Strong growth in Net Income of $149 million up from a Net Loss of $13 million in the second quarter 2015

•                  Strong growth in Adjusted EBITDA of 10 percent, on a modified basis, to $715 million

•                  Generated solid Cash Flows from Operating Activities of $631 million and Free Cash Flow of $264 million

•                  On a constant currency and modified basis, Enterprise CNS revenue grew 5.3 percent and 2.9 percent as reported

BROOMFIELD, Colo., July 27, 2016 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the second quarter 2016.

“With our focus on profitable growth combined with the strong operating leverage in the business, we continued to deliver expanded margins and improved profitability,” said Jeff Storey, president and CEO of Level 3. “We continue to invest in the business, remain confident in our ability to meet the networking needs of our enterprise customers and believe we can deliver stronger revenue growth in the future.”

Total revenue was $2.056 billion for the second quarter 2016, compared to $2.061 billion and $2.037 billion, on a reported and modified basis, for the second quarter 2015, respectively. The second quarter 2015 modified results exclude the results from the company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

In the second quarter 2016, the company generated net income of $149 million, basic earnings per share of $0.42 and diluted earnings per share of $0.41. This includes a charge of $40 million or, approximately $0.11 in basic earnings per share for the modification and extinguishment of debt. Excluding this charge, basic earnings per share was $0.53 per share for the second quarter 2016. For the second quarter 2015, the net loss was $13 million and basic and diluted loss per share were $0.04. The second quarter 2015 results included a charge of $163 million or, approximately $0.46 in basic earnings per share for the modification and extinguishment of debt.  Excluding this charge, basic earnings per share was $0.42 per share for the second quarter 2015.

Financial Results

Metric ($ in millions)	Second Quarter 2016	Second Quarter 2015(1)	Second Quarter 2015 Modified(1)(2)
Core Network Services Revenue	$1,956	$1,942	$1,918
Wholesale Voice Services Revenue	$100	$119	$119
Total Revenue	$2,056	$2,061	$2,037
Network Access Costs	$676	$696	$693
Network Access Margin	67.1%	66.2%	66.0%
Network Related Expenses (NRE) (3)	$335	$359	$356
Selling, General and Administrative Expenses (SG&A)(3)	$330	$341	$338
Non-cash Compensation Expense	$31	$27	$27
Adjusted EBITDA(4)	$715	$665	$650
Adjusted EBITDA Margin(4)	34.8%	32.3%	31.9%
Cash Flows from Operating Activities	$631	$419	$404
Capital Expenditures	$367	$317	$314
Unlevered Cash Flow(4)	$396	$321	$309
Free Cash Flow(4)	$264	$102	$90
Net Income (Loss)	$149	$(13)
Net Income (Loss) per Common Share-Basic	$0.42	$(0.04)
Weighted Average Shares Outstanding (in thousands)- Basic	357,924	354,471

(1)   The reported second quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016.

(2)   References to “modified” figures represent the adjustments made to exclude the company’s Venezuelan subsidiary’s operations except for Net Income (Loss), Net Income (Loss) per Common Share-Basic and Weighted Average Shares Outstanding (in thousands)- Basic.

(3)   Excludes non-cash compensation expense.

(4)   See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

Revenue

				2Q16/2Q15
Core Network Services (CNS) Revenue ($ in millions)	Second Quarter 2016	Second Quarter 2015(1)	Second Quarter 2015 Modified(1)(2)	Percent Change(3)	Percent Change, Modified(4)	Percent Change, Modified and Constant Currency
North America	$1,605	$1,550	$1,550	4%	4%	4%
Wholesale	$443	$452	$452	(2)%	(2)%	(2)%
Enterprise	$1,162	$1,098	$1,098	6%	6%	6%

EMEA	$191	$205	$205	(7)%	(7)%	(5)%
Wholesale	$63	$69	$69	(9)%	(9)%	(7)%
Enterprise	$110	$111	$111	(1)%	(1)%	2%
UK Government	$18	$25	$25	(28)%	(28)%	(26)%

Latin America	$160	$187	$163	(14)%	(2)%	5%
Wholesale	$37	$48	$43	(23)%	(14)%	(9)%
Enterprise	$123	$139	$120	(12)%	3%	10%

Total CNS Revenue	$1,956	$1,942	$1,918	1%	2%	3%
Wholesale	$543	$569	$564	(5)%	(4)%	(3)%
Enterprise	$1,413	$1,373	$1,354	3%	4%	5%

(1)         The reported second quarter 2015 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2016

(2)         References to “modified” figures represent the adjustments made to exclude the company’s Venezuelan subsidiary’s operations.

(3)         Year-over-year growth rates are calculated using second quarter 2015 results which have been adjusted to reflect changes made to customer assignments and included the company’s Venezuelan subsidiary’s operations. These growth rates are on a reported basis and not adjusted for currency.

(4)         Modified year-over-year growth rates are calculated using second quarter 2015 results which have been adjusted to reflect changes made to customer assignments as well as to exclude the company’s Venezuelan subsidiary’s operations. These growth rates are on a reported basis and not adjusted for currency.

CNS Revenue

CNS Revenue was $1.956 billion in the second quarter 2016, increasing 0.7 percent year-over-year on a reported basis, and 2.8 percent year-over-year on a constant currency and modified basis.

“We continued to grow Core Network Services revenue this quarter, and saw improvement in both EMEA and Latin America Enterprise CNS revenue,” said Sunit Patel, executive vice president and CFO of Level 3.

“In North America, in conjunction with a two year contract extension, we issued a $5 million credit during the quarter. While this renewal put pressure on revenue in the short term, it also provides more than $100 million of additional revenue during the extension period, providing significant benefit to Level 3 over the long term. Additionally, revenue was affected due to higher disconnects at the lower end of our enterprise customer base.

“North America Enterprise CNS revenue grew 5.9 percent year-over-year compared to the second quarter 2015. Excluding the credit from the contract renewal, North America Enterprise CNS revenue grew 6.4 percent year-over-year.

“During the quarter, we also saw pressure in Wholesale CNS revenue from previous consolidations. As a result, Wholesale CNS revenue declined year-over-year in all three regions.”

Capital Market Transactions and Liquidity

During the quarter, on April 21, 2016, Level 3 Financing fully redeemed $775 million aggregate principal amount of its 7% Senior Notes due 2020. To fund the redemption of these notes, Level 3 Financing used the net proceeds from the March 2016 issuance of its 5.25% Senior Notes due 2026, along with cash on hand, to pay for principal, accrued interest, applicable premiums and transaction fees and expenses.

The company incurred a loss on extinguishment and modification of debt before taxes as a result of this transaction and related redemption of $40 million, or approximately $0.11 in basic earnings per share in the second quarter 2016.

As of June 30, 2016, the company had cash and cash equivalents of $1.291 billion.

2016 Business Outlook

“As we look at the remainder of the year, we are confident in and are reiterating our outlook for Adjusted EBITDA and Free Cash Flow,” said Patel. “Specifically, we expect full year 2016 Adjusted EBITDA growth of 10 to 12 percent and Free Cash Flow of $1.0 to $1.1 billion.”

All other outlook measures remain unchanged.

Metrics	Outlook
Adjusted EBITDA(1)	YoY growth of 10% to 12%
Free Cash Flow	$1.0 to $1.1 billion
GAAP Interest Expense	$555 million
Cash Interest Expense	$510 million
Capital Expenditures	15% of Total Revenue
Depreciation and amortization	$1.230 billion
Cash Income Tax	$40 million
Non-cash Compensation Expense	$170 million
Full Year Income Tax Rate	~30%

(1) From a starting point of $2.592 billion, which is adjusted to exclude Adjusted EBITDA from the company’s Venezuelan subsidiary.

Conference Call and Website Information

Level 3 will hold a conference call to discuss the company’s Second Quarter Results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding Second Quarter Results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
Nikki.Wheeler@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

References to “modified” figures represent the adjustments made to exclude the Company’s Venezuelan subsidiary’s operations, that was deconsolidated as of September 30, 2015.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Modified and Constant Currency

		2Q15 FX						2Q15 FX
CNS Revenue ($ in millions)	2Q16	2Q16 Constant Currency	2Q15(2)	2Q15 Venezuela	2Q15 Modified(3)	2Q16/ 2Q15 %Change	2Q16/2Q15 Modified %Change	2Q16 Constant Currency/ 2Q15 Modified %Change(6)
North America	$1,605	$1,605	$1,550	—	$1,550	4%	4%	4%
Wholesale	$443	$443	$452	—	$452	(2)%	(2)%	(2)%
Enterprise	$1,162	$1,162	$1,098	—	$1,098	6%	6%	6%

EMEA	$191	$196	$205	—	$205	(7)%	(7)%	(5)%
Wholesale	$63	$64	$69	—	$69	(9)%	(9)%	(7)%
Enterprise	$110	$113	$111	—	$111	(1)%	(1)%	2%
UK Government	$18	$19	$25	—	$25	(28)%	(28)%	(26)%

Latin America	$160	$170	$187	$24	$163	(14)%	(2)%	5%
Wholesale	$37	$38	$48	$5	$43	(23)%	(14)%	(9)%
Enterprise	$123	$132	$139	$19	$120	(12)%	3%	10%

Total CNS	$1,956	$1,971	$1,942	$24	$1,918	1%	2%	3%
Wholesale	$543	$545	$569	$5	$564	(5)%	(4)%	(3)%
Enterprise(1)	$1,413	$1,426	$1,373	$19	$1,354	3%	4%	5%

Total CNS Revenue	$1,956	$1,971	$1,942	$24	$1,918	1%	2%	3%
Wholesale Voice Services	100	100	119	—	119	(16)%	(16)%	(16)%
Total Revenue	$2,056	$2,071	$2,061	$24	$2,037	—%	1%	2%

EMEA Total w/o UK Govt	$173	$177	$180	—	$180	(4)%	(4)%	(2)%
Total CNS w/o UK Govt	$1,938	$1,952	$1,917	$24	$1,893	1%	2%	3%
Enterprise w/o UK Govt	$1,395	$1,407	$1,348	$19	$1,329	4%	5%	6%

Network Access Costs			696	(3)	693
Network Related Expenses(4)			359	(3)	356
Selling, General and Administrative Expenses (5)			341	(3)	338
Network Access Margin			66%		66%

(1) includes UK Government

(2) Adjusted to reflect changes made to customer assignments between wholesale and enterprise channels as of the beginning of 2016.

(3) Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

(4) Excludes non-cash compensation of $4 million.

(5) Excludes non-cash compensation of $23 million.

(6) Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

($ in millions)	2Q16
Net Income	$149
Income Tax Expense	41
Total Other Expense	184
Depreciation and Amortization	310
Non-Cash Stock Compensation	31
Adjusted EBITDA	$715

Total Revenue	$2,056
Adjusted EBITDA Margin	34.8%

Adjusted EBITDA Metric

($ in millions)	2Q15	2Q15 Venezuela	2Q15 Modified(1)
Net (Loss) Income	$(13)	$7	$(20)
Income Tax Expense	18	—	18
Total Other Expense	345	6	339
Depreciation and Amortization	288	2	286
Non-Cash Stock Compensation	27	—	27
Adjusted EBITDA	$665	$15	$650

Total Revenue	$2,061	$24	$2,037
Adjusted EBITDA Margin	32.3%		31.9%

(1)Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow

($ in millions)	2Q15	2Q15 Venezuela	2Q15 Modified(1)	2Q16
Net Cash Provided by Operating Activities	$419	$15	$404	$631
Capital Expenditures	(317)	(3)	(314)	(367)
Free Cash Flow	$102	$12	$90	$264
Cash Interest Paid	219	—	219	133
Interest Income	—	—	—	(1)
Unlevered Cash Flow	$321	$12	$309	$396

(1)Represents the consolidated results modified to exclude the Company’s Venezuelan subsidiary’s operations that was deconsolidated as of September 30, 2015.

Debt is defined as total gross debt, including capital leases from the Footnotes to the Consolidated Financial Statements.

Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as Debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

LTM Adjusted EBITDA

($ in millions)	3Q15	4Q15	1Q16	2Q16	Total: LTM
Total Revenue	$2,062	$2,053	$2,051	$2,056	$8,222
Network Access Costs	(706)	(708)	(694)	(676)	(2,784)
Network Related Expenses	(369)	(344)	(338)	(339)	(1,390)
Selling, General and Administrative Expenses	(364)	(369)	(356)	(357)	(1,446)
Add back: Non-Cash Compensation Expenses	34	49	47	31	161
Adjusted EBITDA	$657	$681	$710	$715	$2,763

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to LTM Adjusted EBITDA Ratio as of June 30, 2016

($ in millions)
Debt	$11,013
Cash and Cash Equivalents	(1,291)
Net Debt	$9,722
LTM Adjusted EBITDA	$2,763
Net Debt to LTM Adjusted EBITDA Ratio	3.5

Outlook

In order to provide our outlook with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Outlook

Adjusted EBITDA Outlook

Twelve Months Ended December 31, 2016

	Range
($ in millions)	Low	High
Net Income	570	600
Income Tax Expense	244	270
Total Other Expense	606	665
Depreciation and Amortization Expense	1,245	1,215
Non-Cash Compensation Expense	175	165
Adjusted EBITDA	$2,840	$2,915

Free Cash Flow Outlook

Twelve Months Ended December 31, 2016

	Range
($ in millions)	Low	High
Net Cash Provided by Operating Activities	$2,275	$2,400
Capital Expenditures	(1,275)	(1,300)
Free Cash Flow	$1,000	$1,100

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015

Revenue	$2,056	$2,051	$2,061

Costs and Expenses
Network access costs	676	694	696
Network related expenses	339	338	363
Depreciation and amortization	310	301	288
Selling, general and administrative expenses	357	356	364
Total Costs and Expenses	1,682	1,689	1,711

Operating Income	374	362	350

Other Income (Expense):
Interest income	1	1	—
Interest expense	(140)	(135)	(165)
Loss on modification and extinguishment of debt	(40)	—	(163)
Other, net	(5)	(10)	(17)
Total Other Expense	(184)	(144)	(345)

Income Before Income Taxes	190	218	5

Income Tax Expense	(41)	(94)	(18)

Net Income (Loss)	$149	$124	$(13)

Basic Earnings (Loss) per Common Share:
Net Income (Loss) per Share	$0.42	$0.35	$(0.04)
Weighted-Average Shares Outstanding (in thousands)	357,924	356,785	354,471

Diluted Earnings (Loss) per Common Share:
Net Income (Loss) per Share	$0.41	$0.34	$(0.04)
Weighted-Average Shares Outstanding (in thousands)	360,867	360,339	354,471

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30,	March 31,	June 30,
(dollars in millions)	2016	2016	2015

Assets

Current Assets:
Cash and cash equivalents	$1,291	$1,004	$549
Restricted cash and securities	8	837	8
Receivables, less allowances for doubtful accounts	839	807	756
Other	140	141	159
Total Current Assets	2,278	2,789	1,472

Property, Plant and Equipment, net	10,073	9,974	9,900
Restricted Cash and Securities	31	41	43
Goodwill	7,739	7,746	7,747
Other Intangibles, net	1,020	1,074	1,240
Deferred Tax Assets	3,343	3,365	292
Other Assets	50	50	58
Total Assets	$24,534	$25,039	$20,752

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$762	$680	$637
Current portion of long-term debt	7	781	17
Accrued payroll and employee benefits	160	146	202
Accrued interest	131	131	125
Current portion of deferred revenue	268	283	280
Other	171	166	177
Total Current Liabilities	1,499	2,187	1,438

Long-Term Debt, less current portion	10,871	10,870	10,869
Deferred Revenue, less current portion	1,027	1,012	892
Other Liabilities	637	628	736
Total Liabilities	14,034	14,697	13,935

Stockholders’ Equity	10,500	10,342	6,817
Total Liabilities and Stockholders’ Equity	$24,534	$25,039	$20,752

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions)	2016	2016	2015

Cash Flows from Operating Activities:
Net income (loss)	$149	$124	$(13)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	310	301	288
Non-cash compensation expense attributable to stock awards	31	47	27
Loss on modification and extinguishment of debt	40	—	163
Accretion of debt discount and amortization of debt issuance costs	5	5	6
Accrued interest on long-term debt, net	—	23	(62)
Deferred income taxes	26	85	—
(Gain) loss on sale of property, plant and equipment and other assets	(1)	—	2
Other, net	6	(9)	9
Changes in working capital items:
Receivables	(25)	(44)	(9)
Other current assets	(5)	(35)	(17)
Payables	84	48	2
Deferred revenue	(4)	46	(12)
Other current liabilities	15	(81)	35
Net Cash Provided by Operating Activities	631	510	419

Cash Flows from Investing Activities:
Capital expenditures	(367)	(297)	(317)
Change in restricted cash and securities, net	839	(828)	(25)
Proceeds from sale of property, plant and equipment and other assets	1	—	1
Net Cash Provided by (Used in) Investing Activities	473	(1,125)	(341)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	(1)	765	3,456
Payments on and repurchases of long-term debt and capital leases	(815)	(1)	(4,096)
Net Cash Provided by (Used in) Financing Activities	(816)	764	(640)

Effect of Exchange Rates on Cash and Cash Equivalents	(1)	1	(3)

Net Change in Cash and Cash Equivalents	287	150	(565)

Cash and Cash Equivalents at Beginning of Period	1,004	854	1,114

Cash and Cash Equivalents at End of Period	$1,291	$1,004	$549

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$133	$112	$219